Exhibit 10.1

TWELFTH AMENDMENT TO THE
STERLING CHEMICALS, INC.
AMENDED AND RESTATED
SALARIED EMPLOYEES’ PENSION PLAN

WITNESSETH:

     WHEREAS, Sterling Chemicals, Inc. (the “Employer”) presently maintains the Sterling Chemicals, Inc. Amended and Restated Salaried Employees’ Pension Plan, effective as of May 1, 1996 (the “Plan”); and

     WHEREAS, the Employer, pursuant to Section 15.1 of the Plan, has the right to amend the Plan from time to time subject to certain limitations.

     NOW, THEREFORE, the Plan is hereby amended in the following manner:

     1. Effective as of the date of the execution hereof, Section 4.10 of the Plan is hereby added to read as follows:

     4.10 Additional Compensation Earned With Respect to Strike or Lockout. Notwithstanding anything in this Plan to the contrary, additional earnings or other forms of compensation (in excess of normal salary) received by a participant in connection with services provided by a participant during a strike or lockout shall not increase or be used in determining or calculating such participant’s accrued benefit or Monthly Retirement Income under the Plan.

     2. Effective as of the date of the execution hereof, Section 17.14 of the Plan is hereby amended by adding the following paragraph to read as follows:

     Notwithstanding anything to the contrary, Average Monthly Earnings shall not include additional earnings or other forms of compensation (in excess of normal salary) received by a participant in connection with services provided by a participant during a strike or lockout.

     IN WITNESS WHEREOF, the Employer has executed this Twelfth Amendment to the Sterling Chemicals, Inc. Amended and Restated Salaried Employees’ Pension Plan on the    day of    , 2004.

STERLING CHEMICALS, INC.

By:

Name:

Title:

2